Exhibit 21.1
SUBSIDIARIES OF WORLD WRESTLING ENTERTAINMENT, INC.
(All subsidiaries are wholly-owned, directly or indirectly, except where indicated)

TSI Realty Company (a Delaware corporation)

Event Services, Inc. (a Delaware corporation)

•	WM Labor MGT, Inc. (a Delaware corporation)

•	Event Services (Nola), LLC (a Louisiana corporation)

WWE Jet Services, Inc. (a Delaware corporation)

WWE Network, LLC (a Delaware limited liability company)

WWE Studios, Inc. (a Delaware corporation)

•	Studios Originals, Inc. (a Delaware corporation)

•	WWE Studios Finance Corp. (a Delaware corporation)

•	WWE Films Development, Inc. (a Delaware corporation)

•	WWE Studios Production, Inc. (a Delaware corporation)

•	WWE TE Productions, Inc. (a Delaware corporation)

•	WWE LH Productions, Inc. (a Delaware corporation)

•	Marine Productions Australia Pty Limited (an Australia corporation)

•	Barricade Productions, Inc. (a British Columbia corporation)

•	Marine 3, LLC (a Louisiana limited liability company)

•	Marine: Homefront, Inc. (a Delaware corporation)

•	Homefront Productions, Inc. (a British Columbia company)

•	Twelve RR, Inc. (a Delaware corporation)

•	Reload Films, Inc. (a British Columbia company)

•	Six Forty Two Films, Inc. (a Delaware corporation)

•	One More Time Films, Inc. (a Delaware corporation)

•	Jersey Family Films, Inc. (a British Columbia company)

•	See No Evil Films 2, Inc. (a British Columbia company)

•	Original Leprechaun Films, Inc. (a British Columbia company)

•	Mind’s Eye Films, Inc. (a Delaware corporation)

•	Incarnate Investments, Inc. (a Delaware corporation)

•	Fourth Marine Films, Inc. (a Delaware corporation)

•	Marine 4 Films, Inc. (a British Columbia company)

•	Triangle Films, Inc. (a Delaware corporation)

•	Action Six Pack #1, Inc. (a Delaware corporation)

•	Vendetta Pictures, Inc. (a British Columbia company)

•	Asp #2, Inc. (a Delaware corporation)

•	Lockdown Films, Inc. (a British Columbia company)

•	The Condemned 2, Inc. (a Delaware corporation)

•	Interrogation Films, Inc. (a British Columbia company)

WWE Properties International, Inc. (a Delaware corporation)

•	XFL, LLC (50 percent owned)

WWE Japan LLC (a Japanese limited liability company)

WWE Australia Pty Limited (an Australia limited liability company)

World Wrestling Entertainment (International) Limited (a UK corporation)

World Wrestling Entertainment Canada, Inc. (a Canadian corporation)

WWE Asia Pacific Pte, Ltd. (a Singapore corporation)

WWE Germany GmbH  (a German corporation)